Exhibit 99.2

Contact:	FOR RELEASE:
Tyler H. Rose	April 27, 2016
Executive Vice President
and Chief Financial Officer
(310) 481-8484 or
Michelle Ngo
Senior Vice President
and Treasurer
(310) 481-8581

KILROY REALTY CORPORATION REPORTS
FIRST QUARTER FINANCIAL RESULTS
---------------

LOS ANGELES, April 27, 2016 - Kilroy Realty Corporation (NYSE: KRC) today reported financial results for its first quarter ended March 31, 2016.

First Quarter Highlights
Financial Results

•	Funds from operations (FFO) of $0.82 per share

•	Net income available to common stockholders of $1.84 per share

•	Revenues of $145.4 million

Stabilized Portfolio

•	Stabilized portfolio was 94.9% occupied and 96.2% leased at March 31, 2016

•	Signed approximately 239,000 square feet of new or renewing leases

Development

•
Delivered and stabilized two properties totaling approximately 641,000 rentable square feet at 350 Mission Street and 333 Brannan Street in San Francisco. The office components of each property are 100% leased

•	Completed construction on the core and shell of the company’s 370,000 square foot new office component at Columbia Square. The project is now in lease-up and is 80% committed

•
Acquired an approximately 1.75 acre development site at the corner of 5th and Brannan Streets, immediately adjacent to the Flower Mart development site the company currently owns in San Francisco for approximately $31.0 million in cash and 867,701 Kilroy Realty, L.P. operating partnership units plus transaction costs

•	Executed a 32,000 square foot letter of intent at the company’s The Heights project in San Diego that is currently in lease-up. The project is now 44% committed

Capital Recycling

•
Completed the sale of four operating properties encompassing just under 466,000 rentable square feet located in San Diego and a 7.6 acre land parcel located in Carlsbad, California, for total gross proceeds of just under $267.0 million and a gain of $146.0 million

Results for the Quarter Ended March 31, 2016
For the first quarter ended March 31, 2016, KRC reported FFO of $78.2 million, or $0.82 per share, compared to $91.5 million, or $1.01 per share, in the first quarter of 2015. Net income available to common stockholders in the period was $171.0 million, or $1.84 per share, compared to $39.9 million, or $0.45 per share, in the prior year period. In the first quarter of 2016, net income included a $146.0 million gain from operating property dispositions. In the first quarter of 2015, net income and FFO included a $17.3 million gain from a land disposition. Total revenues in the first quarter of 2016 were $145.4 million, compared to $146.1 million in the first quarter of 2015.

All per share amounts in this report are presented on a diluted basis.

Operating and Leasing Activity
At March 31, 2016, KRC’s stabilized portfolio totaled approximately 13.7 million square feet of office space located in Los Angeles, Orange County, San Diego, the San Francisco Bay Area and greater Seattle. During the first quarter, the company signed new or renewing leases in its stabilized portfolio totaling 239,314 square feet of space. At quarter-end, the portfolio was 94.9% occupied, compared to 94.8% at December 31, 2015 and 96.1% at March 31, 2015, and was 96.2% leased.

Real Estate Development Activity
At the end of March, KRC delivered and stabilized its 455,000 square-foot high-rise office property at 350 Mission and its 186,000 square-foot, six-story office property at 333 Brannan, both located in San Francisco’s SOMA District. The office components at the two properties are fully leased to salesforce.com, inc. and Dropbox, Inc., respectively.

KRC currently has two projects under construction, The Exchange on 16th in San Francisco and a residential tower at Columbia Square in Hollywood. The two projects represent a total estimated investment of approximately $645.0 million. KRC also has two office properties currently in lease-up that, together, represent a total estimated investment of approximately $265.0 million and are 48% leased and 74% committed.

Management Comments
“We’re off to another terrific start in 2016,” said John Kilroy, the company’s chairman, president and chief executive officer, “with strong cash same-store NOI growth, higher occupancy in our stabilized portfolio, the delivery of two 100% leased development projects ahead of schedule, additional leasing progress in our development pipeline, and continued success in our capital recycling program.”

FFO per Share Guidance
The company has updated its guidance range of NAREIT defined FFO per share (diluted) for the full year 2016 to $3.36 - $3.50 per share. The updated guidance reflects, when compared to the company’s prior guidance, a midpoint increase of $0.02 per share.

These estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and otherwise referenced during the conference call referred to below. These estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions or dispositions, other possible capital markets activity or possible future impairment charges. There can be no assurance that the company’s actual results will not differ materially from these estimates. A reconciliation of the company’s NAREIT defined FFO guidance range to its projected net income range is provided at the company’s website http://www.kilroyrealty.com in the quarterly supplemental report.

Conference Call and Audio Webcast
KRC management will discuss earnings guidance for fiscal year 2016 during the company’s April 28, 2016 earnings conference call. The call will begin at 10:00 a.m. Pacific Time and last approximately one hour. Those interested in listening via the Internet can access the conference call at http://www.kilroyrealty.com. Please go to the website 15 minutes before the call and register. It may be necessary to download audio software to hear the conference call. Those interested in listening via telephone can access the conference call at (888) 679-8033 reservation #82355290. A replay of the conference call will be available via phone through May 5, 2016 at (888) 286-8010, reservation #35980885, or via the Internet at the company’s website.

About Kilroy Realty Corporation
With almost 70 years’ experience owning, developing, acquiring and managing real estate assets in West Coast real estate markets, Kilroy Realty Corporation (KRC), a publicly traded real estate investment trust and member of the S&P MidCap 400 Index, is one of the region’s premier landlords. The company provides physical work environments that foster creativity and productivity and serves a broad roster of dynamic, innovation-driven tenants, including technology, entertainment, digital media and health care companies.

At March 31, 2016, the company’s stabilized portfolio totaled 13.7 million square feet of office properties, all located in the coastal regions of greater Seattle, the San Francisco Bay Area, Los Angeles, Orange County and San Diego. The company is recognized by GRESB as the North American leader in sustainability, ranking first among 155 North American participants across all asset types. At the end of the first quarter, the company’s properties were 46% LEED certified and 66% of eligible properties were ENERGY STAR certified. In addition, KRC had approximately 905,000 square feet of office and residential projects under construction with a total estimated investment of approximately $645.0 million. More information is available at http://www.kilroyrealty.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in forward-looking statements, and you should not rely on forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in forward-looking statements, including, among others, risks associated with: investment in real estate assets, which are illiquid; trends in the real estate industry; significant competition, which may decrease the occupancy and rental rates of properties; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired properties; the availability of cash for distribution and debt service and exposure of risk of default under debt obligations; adverse changes to, or implementations of, applicable laws, regulations or legislation; and the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts. These factors are not exhaustive. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on information that was available, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this press release that becomes untrue because of subsequent events, new information or otherwise, except to the extent required in connection with ongoing requirements under U.S. securities laws.

KILROY REALTY CORPORATION
SUMMARY OF QUARTERLY RESULTS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$145,446	$146,082

Net income available to common stockholders (1)	$170,995	$39,874

Weighted average common shares outstanding – basic	92,225	86,897
Weighted average common shares outstanding – diluted	92,735	87,434

Net income available to common stockholders per share – basic (1)	$1.85	$0.45
Net income available to common stockholders per share – diluted (1)	$1.84	$0.45

Funds From Operations (1)(2)(3)	$78,193	$91,532

Weighted average common shares/units outstanding – basic (4)	95,319	89,881
Weighted average common shares/units outstanding – diluted (4)	95,829	90,419

Funds From Operations per common share/unit – basic (4)	$0.82	$1.02
Funds From Operations per common share/unit – diluted (4)	$0.82	$1.01

Common shares outstanding at end of period	92,229	88,031
Common partnership units outstanding at end of period	2,631	1,793
Total common shares and units outstanding at end of period	94,860	89,824

	March 31, 2016	March 31, 2015
Stabilized office portfolio occupancy rates: (5)
Los Angeles and Ventura Counties	94.3%	94.3%
Orange County	97.6%	96.0%
San Diego County	88.8%	95.8%
San Francisco Bay Area	98.6%	97.3%
Greater Seattle	95.3%	97.5%
Weighted average total	94.9%	96.1%

Total square feet of stabilized office properties owned at end of period: (5)
Los Angeles and Ventura Counties	3,613	3,506
Orange County	272	272
San Diego County	2,850	3,317
San Francisco Bay Area	4,871	3,887
Greater Seattle	2,066	2,066
Total	13,672	13,048
________________________

(1)
Net income available to common stockholders for the three months ended March 31, 2016 includes a gain on sale of depreciable operating properties of $146.0 million. Net income available to common stockholders and Funds From Operations for the three months ended March 31, 2015 includes a gain on sale of land of $17.3 million.

(2)	Reconciliation of Net income available to common stockholders to Funds From Operations and management statement on Funds From Operations are included after the Consolidated Statements of Operations.

(3)	Reported amounts are attributable to common stockholders and common unitholders.

(4)	Calculated based on weighted average shares outstanding including participating share-based awards and assuming the exchange of all common limited partnership units outstanding.

(5)
Occupancy percentages and total square feet reported are based on the company’s stabilized office portfolio for the periods presented. Occupancy percentages and total square feet shown for March 31, 2015 include the office properties that were sold subsequent to March 31, 2015.

KILROY REALTY CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2016	December 31, 2015
	(unaudited)
ASSETS
REAL ESTATE ASSETS:
Land and improvements	$978,643	$875,794
Buildings and improvements	4,501,062	4,091,012
Undeveloped land and construction in progress	1,018,738	1,361,340
Total real estate assets held for investment	6,498,443	6,328,146
Accumulated depreciation and amortization	(1,034,315)	(994,241)
Total real estate assets held for investment, net	5,464,128	5,333,905

Real estate assets and other assets held for sale, net	—	117,666
Cash and cash equivalents	38,645	56,508
Restricted cash	261,600	696
Marketable securities	13,418	12,882
Current receivables, net	9,540	11,153
Deferred rent receivables, net	199,232	189,704
Deferred leasing costs and acquisition-related intangible assets, net	186,271	176,683
Prepaid expenses and other assets, net (1)	31,276	27,233
TOTAL ASSETS	$6,204,110	$5,926,430

LIABILITIES AND EQUITY
LIABILITIES:
Secured debt, net (1)	$378,080	$380,835
Unsecured debt, net (1)	1,845,313	1,844,634
Unsecured line of credit	75,000	—
Accounts payable, accrued expenses and other liabilities	265,863	246,323
Accrued dividends and distributions	35,317	34,992
Deferred revenue and acquisition-related intangible liabilities, net	131,296	128,156
Rents received in advance and tenant security deposits	48,543	49,361
Liabilities of real estate assets held for sale	—	7,543
Total liabilities	2,779,412	2,691,844

EQUITY:
Stockholders’ Equity
6.875% Series G Cumulative Redeemable Preferred stock	96,155	96,155
6.375% Series H Cumulative Redeemable Preferred stock	96,256	96,256
Common stock	922	923
Additional paid-in capital	3,066,994	3,047,894
Retained earnings/(distributions in excess of earnings)	67,981	(70,262)
Total stockholders’ equity	3,328,308	3,170,966
Noncontrolling Interests
Common units of the Operating Partnership	89,675	57,100
Noncontrolling interest in consolidated subsidiary	6,715	6,520
Total noncontrolling interests	96,390	63,620
Total equity	3,424,698	3,234,586
TOTAL LIABILITIES AND EQUITY	$6,204,110	$5,926,430
________________________

(1)
Effective January 1, 2016, the Company adopted Financial Accounting Standards Board Accounting Standards Update No. 2015-03 and 2015-15, which changed the presentation of deferred financing costs on the balance sheet. As a result, for all periods presented, deferred financing costs, with the exception of deferred financing costs related to the unsecured line of credit, have been reclassified as a reduction to the related secured debt, net and unsecured debt, net line items. Deferred financing costs related to the unsecured line of credit are included in prepaid expenses and other assets, net.

KILROY REALTY CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
REVENUES
Rental income	$133,755	$130,932
Tenant reimbursements	11,404	14,425
Other property income	287	725
Total revenues	145,446	146,082

EXPENSES
Property expenses	25,965	24,714
Real estate taxes	11,032	12,715
Provision for bad debts	—	242
Ground leases	829	776
General and administrative expenses	13,437	12,768
Acquisition-related expenses	62	128
Depreciation and amortization	50,440	51,487
Total expenses	101,765	102,830

OTHER (EXPENSES) INCOME
Interest income and other net investment gains	271	360
Interest expense	(11,829)	(16,878)
Total other (expenses) income	(11,558)	(16,518)

INCOME FROM OPERATIONS BEFORE GAINS ON SALES OF REAL ESTATE	32,123	26,734
Gains on sale of land	—	17,268
Gains on sale of depreciable operating properties	145,990	—
NET INCOME	178,113	44,002

Net income attributable to noncontrolling common units of the Operating Partnership	(3,610)	(815)
Net income attributable to noncontrolling interest in consolidated subsidiary	(195)	—
Total income attributable to noncontrolling interests	(3,805)	(815)

NET INCOME ATTRIBUTABLE TO KILROY REALTY CORPORATION	174,308	43,187

PREFERRED DIVIDENDS	(3,313)	(3,313)
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$170,995	$39,874

Weighted average common shares outstanding – basic	92,225	86,897
Weighted average common shares outstanding – diluted	92,735	87,434

Net income available to common stockholders per share – basic	$1.85	$0.45
Net income available to common stockholders per share – diluted	$1.84	$0.45

KILROY REALTY CORPORATION
FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Net income available to common stockholders	$170,995	$39,874
Adjustments:
Net income attributable to noncontrolling common units of the Operating Partnership	3,610	815
Depreciation and amortization of real estate assets	49,578	50,843
Gains on sales of depreciable real estate	(145,990)	—
Funds From Operations (1)(2)(3)	$78,193	$91,532

Weighted average common shares/units outstanding – basic	95,319	89,881
Weighted average common shares/units outstanding – diluted	95,829	90,419

Funds From Operations per common share/unit – basic (3)	$0.82	$1.02
Funds From Operations per common share/unit – diluted (3)	$0.82	$1.01
 ________________________

(1)
We calculate FFO in accordance with the White Paper on FFO approved by the Board of Governors of NAREIT. The White Paper defines FFO as net income or loss calculated in accordance with GAAP, excluding extraordinary items, as defined by GAAP, gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets) and after adjustment for unconsolidated partnerships and joint ventures. Our calculation of FFO includes the amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets. We also add back net income attributable to noncontrolling common units of the Operating Partnership because we report FFO attributable to common stockholders and common unitholders.

We believe that FFO is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)	FFO includes amortization of deferred revenue related to tenant-funded tenant improvements of $2.9 million and $3.0 million for the three months ended March 31, 2016 and 2015.

(3)	Reported amounts are attributable to common stockholders and common unitholders.